Exhibit 99.1
LIVE OAK BANCSHARES, INC. REPORTS FOURTH QUARTER 2022 RESULTS
Wilmington, NC, January 25, 2023 - Live Oak Bancshares, Inc. (NYSE: LOB) (“Live Oak” or “the Company”) today reported fourth quarter of 2022 net income of $1.8 million, or $0.04 per diluted share. Net income for the year ended December 31, 2022, totaled $176.2 million, or $3.92 per diluted share.
“Live Oak closed 2022 with a strong quarter as our teams once again produced more than $1 billion in loan originations, ending a banner year that also reflected continued deposit growth and $96 million in organic capital growth,” said Live Oak Chairman and CEO James S. (Chip) Mahan III. “The strength and determination of the small business owners we serve is profound, and we believe our strong balance sheet and approach to lending, deposits, servicing and technology continues to set us apart as we advance our mission to serve the entrepreneurs who support our country’s economy.”
Year Over Year Highlights

(Dollars in thousands, except per share data)			Increase (Decrease)
	2022	2021	Dollars	Percent
Total revenue(1)	$565,493	$456,985	$108,508	24%
Total noninterest expense	314,226	230,987	83,239	36
Income before taxes	210,324	210,788	(464)	—
Effective tax rate	16.2%	20.8%	n/a	n/a
Net income	$176,208	$166,995	$9,213	6%
Diluted earnings per share	3.92	3.71	0.21	6
Loan and lease production:
Loans and leases originated	$4,007,621	$4,480,725	$(473,104)	(11)%
% Fully funded	58.8%	64.5%	n/a	n/a
Total loans and leases:	$7,898,788	$6,637,781	$1,261,007	19%
Total loans and leases, excluding PPP loans:	7,885,895	6,375,903	1,509,992	24
Total assets:	9,855,498	8,213,393	1,642,105	20
Total deposits:	8,884,928	7,112,044	1,772,884	25
(1)Total revenue consists of net interest income and total noninterest income.

Fourth Quarter 2022 Key Measures

(Dollars in thousands, except per share data)			Increase (Decrease)
	4Q 2022	3Q 2022	Dollars	Percent	4Q 2021
Total revenue(1)	$104,973	$141,610	$(36,637)	(26)%	$111,394
Total noninterest expense	84,585	83,048	1,537	2	59,698
Income before taxes	717	44,393	(43,676)	(98)	47,778
Effective tax rate	(149.9)%	3.4%	n/a	n/a	36.9%
Net income	$1,792	$42,868	$(41,076)	(96)%	$30,147
Diluted earnings per share	0.04	0.96	(0.92)	(96)	$0.66
Loan and lease production:
Loans and leases originated	$1,177,688	$1,005,235	$172,453	17%	$1,083,623
% Fully funded	58.1%	54.0%	n/a	n/a	54.1%
(1)Total revenue consists of net interest income and total noninterest income.

Loans and Leases
At December 31, 2022, the total loan and lease portfolio was $7.90 billion, 6.9% above its level at September 30, 2022 and 19.0% above its level at December 31, 2021. This growth was the product of strong origination volumes. Compared to the third quarter of 2022, loans and leases held for investment increased $490.8 million, or 7.2%, to $7.34 billion while loans held for sale increased $17.0 million, or 3.2%, to $554.6 million. Average loans and leases were $7.64 billion during the fourth quarter of 2022 compared to $7.21 billion during the third quarter of 2022. Excluding Paycheck Protection Program (“PPP”) loans, the total loan and lease portfolio increased by $1.51 billion, or 23.7%, compared to December 31, 2021, and $518.7 million, or 7.0%, compared to September 30, 2022.

The total loan and lease portfolio of $7.90 billion includes $12.9 million of PPP loans, net of deferred fees and costs, at December 31, 2022. The total loan and lease portfolio at December 31, 2022, and September 30, 2022 was comprised of 57.7% and 56.6% of unguaranteed loans and leases, respectively.

Loan and lease originations totaled $1.18 billion during the fourth quarter of 2022, an increase of $172.5 million, or 17.2%, from the third quarter of 2022.
Deposits
Total deposits increased to $8.88 billion at December 31, 2022, an increase of $480.0 million compared to September 30, 2022, and an increase of $1.77 billion compared to December 31, 2021. The increase in total deposits from the prior periods provides support for the growth in the loan and lease portfolio.

Average total interest-bearing deposits for the fourth quarter of 2022 increased $269.0 million, or 3.3%, to $8.36 billion, compared to $8.09 billion for the third quarter of 2022. The ratio of average total loans and leases to average interest-bearing deposits was 91.4% for the fourth quarter of 2022 compared to 89.1% for the third quarter of 2022.
Borrowings
Borrowings totaled $83.2 million at December 31, 2022, compared to $35.6 million and $318.3 million at September 30, 2022 and December 31, 2021, respectively. During the fourth quarter of 2022, the Company increased borrowings by $47.6 million primarily related to providing short term support for growth in the loan and lease portfolio. The decrease in borrowings as compared to December 31, 2021 is primarily related to the repayment of the Federal Reserve’s Paycheck Protection Liquidity Facility earlier in 2022.
Net Interest Income
Net interest income for the fourth quarter of 2022 increased to $85.9 million compared to $83.9 million for the third quarter of 2022 and $77.6 million for the fourth quarter of 2021.

The net interest margin for the fourth and third quarters of 2022 was 3.76% and 3.84%, respectively, a decrease of eight basis points quarter over quarter. This decrease was due to interest rate increases where deposits are repricing more rapidly than the Company’s loan portfolio. During the fourth quarter of 2022, the average cost of interest-bearing liabilities increased by 85 basis points while the average yield on interest-earning assets increased by 67 basis points.

The increase in net interest income for the fourth quarter of 2022 compared to the fourth quarter of 2021 was driven by growth in the total loan and lease portfolio. Partially mitigating this increase was a decrease in the net interest margin arising from an increase in interest-bearing liabilities combined with average cost of funds outpacing the average yield on interest-earning assets.
Noninterest Income
Noninterest income for the fourth quarter of 2022 decreased to $19.1 million compared to $57.7 million for the third quarter of 2022 and $33.8 million for the fourth quarter of 2021. The primary drivers behind decreased noninterest income are outlined below.

The largest driver of the decrease in noninterest income for the fourth quarter of 2022 as compared to the third quarter of 2022 arose from a decrease in equity method investment income of $31.0 million. This quarter over quarter decrease of $31.0 million was principally due to the $28.4 million gain arising in the third quarter of 2022 associated with Jack Henry & Associates, Inc’s acquisition of the Company’s ownership in Payrailz, LLC (“Payrailz”). The $4.8 million decrease in equity method investment income for the fourth quarter of 2022 as compared to the fourth quarter of 2021 was principally related to higher levels of pro-rata losses of equity method investees in 2022.

The loan servicing asset revaluation resulted in a loss of $5.0 million for the fourth quarter of 2022 compared to a loss of loss of $1.3 million for the third quarter of 2022 and $4.2 million for the fourth quarter of 2021. Higher levels of losses in the loan servicing asset revaluation compared to the prior quarters was largely the result of weaker economic conditions related to the rapidly rising interest rate environment.

Net gains on sales of loans was $7.4 million, a $1.9 million decrease compared to the third quarter of 2022 and a $12.9 million decrease compared to the fourth quarter of 2021. During the second quarter of 2022, the Company began significantly decreasing loan sale volumes due to unusually weak market conditions depressing market premiums. The decrease in net gains on sales of loans compared to the third quarter of 2022 and fourth quarter of 2021 was largely the result of lower volume of loan sales combined with overall weaker market conditions compared to those experienced in the prior periods. The average guaranteed loan sale premium was 105%, 108% and 110% for the fourth quarter of 2022, third quarter of 2022 and fourth quarter of 2021, respectively. The volume of guaranteed loans sold was $144.3 million for the fourth quarter of 2022 compared to $148.1 million sold in the third quarter of 2022 and $199.0 million sold in the fourth quarter of 2021.

The net gain on loans accounted for under the fair value option totaled $571 thousand for the fourth quarter of 2022, a $3.8 million decrease compared to the $4.4 million net gain for the third quarter of 2022. This reduced gain in valuation of loans accounted for under the fair value option was largely the result of the above referenced negative market pricing trends combined with continued amortization of the portfolio of loans accounted for under the fair value option.
Noninterest Expense
Noninterest expense for the fourth quarter of 2022 totaled $84.6 million compared to $83.0 million for the third quarter of 2022 and $59.7 million for the fourth quarter of 2021. The primary drivers in the noninterest expense changes are outlined below.

Salaries and employee benefits for the fourth quarter of 2022 decreased $919 thousand compared to the third quarter of 2022 and increased $10.1 million compared to the fourth quarter of 2021. Driving the quarter over quarter decrease was an additional bonus accrual of $3.0 million that was included in the third quarter of 2022 related to the earlier discussed Payrailz gain. The increase over the fourth quarter of 2021 was principally the result of continued investment in human resources to support strategic and growth initiatives.

Advertising and marketing expense increased $1.3 million compared to the third quarter of 2022 and $2.0 million compared to the fourth quarter of 2021 as a continued investment in the Company’s lending and deposit market growth.

Technology expenses increased $1.1 million compared to the third quarter of 2022 and $2.4 million compared to the fourth quarter of 2021. The increase for both periods was primarily related to enhanced investments in the Company’s technology resources.

The Company incurred impairment charges related to new renewable energy tax credit investment transactions of $8.4 million in the fourth quarter of 2022 compared to $7.7 million in the third quarter of 2022. Investments of this type generate a return primarily through the realization of income tax credits and other benefits; accordingly, impairment of the investment amount is recognized in conjunction with the realization of related tax benefits. These investments generated federal investment tax credits in the fourth and third quarters of 2022 of $10.3 million and $6.1 million, respectively, which are reflected in the Company’s 2022 effective tax rate. Investments of this nature are part of the Company’s ongoing initiative to promote renewable energy sources.

Asset Quality
During the fourth quarter of 2022, the Company recognized net charge-offs for loans carried at historical cost of $1.4 million compared to $1.7 million in the third quarter of 2022 and $15 thousand in the fourth quarter of 2021. Net charge-offs as a percentage of average held for investment loans and leases carried at historical cost, annualized, for the quarters ended December 31, 2022, September 30, 2022 and December 30, 2021, was 0.09%, 0.12% and 0.00%, respectively. Net charge-offs as a percentage of total average held for investment loans and leases carried at historical cost for the years ended December 31, 2022 and 2021, were 0.14% and 0.09%, respectively.

Unguaranteed nonperforming (nonaccrual) loans and leases, excluding $6.7 million and $2.7 million accounted for under the fair value option at December 31, 2022, and September 30, 2022, respectively, increased to $18.8 million, or 0.27% of loans and leases held for investment which are carried at historical cost, at December 31, 2022, compared to $14.3 million, or 0.23%, at September 30, 2022.
Provision for Loan and Lease Credit Losses
The provision for loan and lease credit losses for the fourth quarter of 2022 totaled $19.7 million compared to $14.2 million for the third quarter of 2022 and $3.9 million for the fourth quarter of 2021. The higher provision expense in the fourth quarter of 2022 was primarily the result of continued growth of the loan and lease portfolio combined with charge-off experience impacts and specific reserve growth related to a small number of relationships.

The allowance for credit losses on loans and leases totaled $96.6 million at December 31, 2022, compared to $78.3 million at September 30, 2022. The allowance for credit losses on loans and leases as a percentage of total loans and leases held for investment carried at historical cost was 1.41% and 1.23% at December 31, 2022, and September 30, 2022, respectively.
Income Tax
Income tax benefit and related effective tax rate was $1.1 million and (149.9)% for the fourth quarter of 2022. In comparison, income tax expense and related effective tax rates for the third quarter of 2022 and fourth quarter of 2021 were $1.5 million and 3.4%, and $17.6 million and 36.9%, respectively. The lower level of income tax expense for the fourth quarter of 2022 compared to the third quarter of 2022 was primarily the result of decreased pretax income combined with a research credit recognized during the quarter related to the Company’s ongoing investment in developing its technology-based platform. The lower level of income tax expense for the fourth quarter of 2022 compared to the fourth quarter of 2021 was primarily the result of a lower level of pretax income combined with higher levels of investment tax credits related to renewable energy investment transactions and additional impacts discussed above related to research credits.
Conference Call
Live Oak will host a conference call to discuss the company’s financial results and business outlook tomorrow, January 26, 2023, at 9:00 a.m. ET. To listen to the call via a live audio webcast, visit http://investor.liveoakbank.com/. To participate via telephone, please register in advance at https://register.vevent.com/register/BI38276e2e147f4289a0d59072d04a6f09. Upon registration, participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and unique passcode and that can be used to access the call. After the conference call, a replay will be available until February 2, 2023, at the same audio webcast link.

Important Note Regarding Forward-Looking Statements
Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; the potential impacts of the Coronavirus Disease 2019 (COVID-19) pandemic on trade (including supply chains and export levels), travel, employee productivity and other economic activities that may have a destabilizing and negative effect on financial markets, economic activity and customer behavior; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the debt ceiling and the federal budget; adverse results, including related fees and expenses, from pending or future lawsuits, government investigations or private actions; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
About Live Oak Bancshares, Inc.
Live Oak Bancshares, Inc. (NYSE: LOB) is a financial holding company and the parent company of Live Oak Bank. Live Oak Bancshares and its subsidiaries partner with businesses that share a groundbreaking focus on service and technology to redefine banking. To learn more, visit www.liveoakbank.com.
Contacts:
William C. (BJ) Losch, III | CFO & Chief Banking Officer | Investor Relations | 910.765.9966
Claire Parker | SVP Corporate Communications | Media Relations | 910.597.1592

Live Oak Bancshares, Inc.
Quarterly Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended					4Q 2022 Changes vs.
	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2022	4Q 2021
Interest income						%	%
Loans and fees on loans	$127,310	$107,880	$94,157	$89,198	$88,577	18.0	43.7
Investment securities, taxable	6,716	5,506	4,046	3,399	3,455	22.0	94.4
Other interest earning assets	2,584	2,448	1,044	185	171	5.6	1411.1
Total interest income	136,610	115,834	99,247	92,782	92,203	17.9	48.2
Interest expense
Deposits	50,357	31,553	18,777	14,348	13,817	59.6	264.5
Borrowings	351	395	536	655	748	(11.1)	(53.1)
Total interest expense	50,708	31,948	19,313	15,003	14,565	58.7	248.1
Net interest income	85,902	83,886	79,934	77,779	77,638	2.4	10.6
Provision for loan and lease credit losses	19,671	14,169	5,267	1,836	3,918	38.8	402.1
Net interest income after provision for loan and lease credit losses	66,231	69,717	74,667	75,943	73,720	(5.0)	(10.2)
Noninterest income
Loan servicing revenue	6,296	6,230	6,477	6,356	6,289	1.1	0.1
Loan servicing asset revaluation	(5,016)	(1,324)	(8,668)	(1,569)	(4,160)	(278.9)	(20.6)
Net gains on sales of loans	7,362	9,275	5,630	20,977	20,257	(20.6)	(63.7)
Net gain (loss) on loans accounted for under the fair value option	571	4,420	(4,461)	516	(66)	(87.1)	965.2
Equity method investments income (loss)	(1,818)	29,136	119,056	(2,124)	2,969	(106.2)	(161.2)
Equity security investments gains (losses), net	868	876	1,655	(44)	218	(0.9)	298.2
Lease income	2,555	2,516	2,510	2,503	2,521	1.6	1.3
Management fee income	3,200	2,844	2,558	1,488	1,482	12.5	115.9
Other noninterest income	5,053	3,751	3,772	4,565	4,246	34.7	19.0
Total noninterest income	19,071	57,724	128,529	32,668	33,756	(67.0)	(43.5)
Noninterest expense
Salaries and employee benefits	42,560	43,479	46,276	38,507	32,464	(2.1)	31.1
Travel expense	1,872	2,372	2,358	1,897	1,782	(21.1)	5.1
Professional services expense	2,453	2,505	3,988	2,791	3,724	(2.1)	(34.1)
Advertising and marketing expense	3,892	2,621	2,301	1,729	1,844	48.5	111.1
Occupancy expense	3,469	2,519	2,773	2,327	2,045	37.7	69.6
Technology expense	8,849	7,770	5,762	6,053	6,489	13.9	36.4
Equipment expense	3,759	3,761	3,784	3,816	3,741	(0.1)	0.5
Other loan origination and maintenance expense	3,657	3,376	3,022	3,113	3,406	8.3	7.4
Renewable energy tax credit investment impairment	8,446	7,721	50	—	—	9.4	100.0
FDIC insurance	2,923	2,697	2,164	1,972	1,931	8.4	51.4
Contributions and donations	33	191	5,515	723	328	(82.7)	(89.9)
Other expense	2,672	4,036	2,886	2,786	1,944	(33.8)	37.4
Total noninterest expense	84,585	83,048	80,879	65,714	59,698	1.9	41.7
Income before taxes	717	44,393	122,317	42,897	47,778	(98.4)	(98.5)
Income tax (benefit) expense	(1,075)	1,525	25,278	8,388	17,631	(170.5)	(106.1)
Net income	$1,792	$42,868	$97,039	$34,509	$30,147	(95.8)	(94.1)
Earnings per share
Basic	$0.04	$0.97	$2.22	$0.79	$0.69	(95.9)	(94.2)
Diluted	$0.04	$0.96	$2.16	$0.76	$0.66	(95.8)	(93.9)
Weighted average shares outstanding
Basic	44,005,220	43,914,920	43,824,707	43,701,943	43,492,172
Diluted	44,794,941	44,797,109	44,803,278	45,227,536	45,474,530

Live Oak Bancshares, Inc.
Quarterly Balance Sheets (unaudited)
(Dollars in thousands)

	As of the quarter ended					4Q 2022 Change vs.
	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2022	4Q 2021
Assets						%	%
Cash and due from banks	$280,239	$335,046	$580,493	$477,778	$187,203	(16.4)	49.7
Federal funds sold	136,397	68,324	51,694	29,993	16,547	99.6	724.3
Certificates of deposit with other banks	4,000	4,250	4,250	4,250	4,750	(5.9)	(15.8)
Investment securities available-for-sale	1,014,719	1,005,372	927,968	844,577	906,052	0.9	12.0
Loans held for sale (1)	554,610	537,649	1,199,734	1,028,635	1,116,519	3.2	(50.3)
Loans and leases held for investment (2)	7,344,178	6,853,382	5,860,209	5,738,241	5,521,262	7.2	33.0
Allowance for credit losses on loans and leases	(96,566)	(78,291)	(65,863)	(63,058)	(63,584)	23.3	51.9
Net loans and leases	7,247,612	6,775,091	5,794,346	5,675,183	5,457,678	7.0	32.8
Premises and equipment, net	263,290	260,285	257,926	254,865	240,196	1.2	9.6
Foreclosed assets	—	1,178	191	198	620	(100.0)	(100.0)
Servicing assets	26,323	29,081	28,661	36,286	33,574	(9.5)	(21.6)
Other assets	328,308	298,374	275,634	268,201	250,254	10.0	31.2
Total assets	$9,855,498	$9,314,650	$9,120,897	$8,619,966	$8,213,393	5.8	20.0
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$194,100	$170,336	$119,371	$86,342	$89,279	14.0	117.4
Interest-bearing	8,690,828	8,234,573	8,036,373	7,550,821	7,022,765	5.5	23.8
Total deposits	8,884,928	8,404,909	8,155,744	7,637,163	7,112,044	5.7	24.9
Borrowings	83,203	35,616	86,209	196,911	318,289	133.6	(73.9)
Other liabilities	76,334	71,957	87,282	72,565	67,927	6.1	12.4
Total liabilities	9,044,465	8,512,482	8,329,235	7,906,639	7,498,260	6.2	20.6
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—	—	—
Class A common stock (voting)	330,854	325,632	320,924	315,607	310,970	1.6	6.4
Class B common stock (non-voting)	—	—	—	—	1,324	—	(100.0)
Retained earnings	572,497	571,778	530,021	434,226	400,893	0.1	42.8
Accumulated other comprehensive (loss) income	(92,318)	(95,242)	(59,283)	(36,506)	1,946	3.1	(4,844.0)
Total shareholders’ equity	811,033	802,168	791,662	713,327	715,133	1.1	13.4
Total liabilities and shareholders’ equity	$9,855,498	$9,314,650	$9,120,897	$8,619,966	$8,213,393	5.8	20.0
(1)Includes $23.5 million, $25.1 million, and $25.3 million measured at fair value for the quarters ended June 30, 2022, March 31, 2022, and December 31, 2021, respectively.
(2)Includes $494.5 million, $512.2 million, $530.6 million, $600.6 million, and $645.2 million measured at fair value for the quarters ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021, respectively.

Live Oak Bancshares, Inc.
Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Twelve Months Ended
	December 31, 2022	December 31, 2021
Interest income
Loans and fees on loans	$418,545	$347,738
Investment securities, taxable	19,667	12,533
Other interest earning assets	6,261	942
Total interest income	444,473	361,213
Interest expense
Deposits	115,035	59,740
Borrowings	1,937	4,688
Total interest expense	116,972	64,428
Net interest income	327,501	296,785
Provision for loan and lease credit losses	40,943	15,210
Net interest income after provision for loan and lease credit losses	286,558	281,575
Noninterest income
Loan servicing revenue	25,359	25,219
Loan servicing asset revaluation	(16,577)	(11,726)
Net gains on sales of loans	43,244	67,280
Net gain on loans accounted for under the fair value option	1,046	4,257
Equity method investments income (loss)	144,250	(1,716)
Equity security investments gains (losses), net	3,355	44,752
Lease income	10,084	10,263
Management fee income	10,090	6,378
Other noninterest income	17,141	15,493
Total noninterest income	237,992	160,200
Noninterest expense
Salaries and employee benefits	170,822	124,932
Travel expense	8,499	5,809
Professional services expense	11,737	15,135
Advertising and marketing expense	10,543	5,002
Occupancy expense	11,088	8,423
Technology expense	28,434	22,648
Equipment expense	15,120	14,869
Other loan origination and maintenance expense	13,168	13,529
Renewable energy tax credit investment impairment	16,217	3,187
FDIC insurance	9,756	7,070
Contributions and donations	6,462	2,331
Other expense	12,380	8,052
Total noninterest expense	314,226	230,987
Income before taxes	210,324	210,788
Income tax expense	34,116	43,793
Net income	$176,208	$166,995
Earnings per share
Basic	$4.02	$3.87
Diluted	$3.92	$3.71
Weighted average shares outstanding
Basic	43,862,291	43,169,935
Diluted	44,906,310	45,071,304

Live Oak Bancshares, Inc.
Quarterly Selected Financial Data
(Dollars in thousands, except per share data)

	As of and for the three months ended
	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021
Income Statement Data
Net income	$1,792	$42,868	$97,039	$34,509	$30,147
Per Common Share
Net income, diluted	$0.04	$0.96	$2.16	$0.76	$0.66
Dividends declared	0.03	0.03	0.03	0.03	0.03
Book value	18.41	18.24	18.05	16.29	16.39
Tangible book value (1)	18.32	18.15	17.97	16.20	16.31
Performance Ratios
Return on average assets (annualized)	0.08%	1.86%	4.40%	1.65%	1.47%
Return on average equity (annualized)	0.88	20.79	46.14	18.94	16.80
Net interest margin	3.76	3.84	3.89	4.02	4.02
Efficiency ratio (1)	80.58	58.65	38.80	59.50	53.59
Noninterest income to total revenue	18.17	40.76	61.66	29.58	30.30
Selected Loan Metrics
Loans and leases originated	$1,177,688	$1,005,235	$959,635	$865,063	$1,083,623
Outstanding balance of sold loans serviced	3,481,885	3,345,907	3,329,616	3,381,883	3,298,828
Asset Quality Ratios
Allowance for credit losses to loans and leases held for investment (3)	1.41%	1.23%	1.24%	1.23%	1.30%
Net charge-offs (3)	$1,396	$1,741	$2,462	$2,362	$15
Net charge-offs to average loans and leases held for investment (2) (3)	0.09%	0.12%	0.19%	0.19%	—%

Nonperforming loans and leases at historical cost (3)
Unguaranteed	$18,784	$14,334	$11,974	$19,475	$15,987
Guaranteed	54,608	45,730	33,794	32,828	26,546
Total	73,392	60,064	45,768	52,303	42,533
Unguaranteed nonperforming historical cost loans and leases, to loans and leases held for investment (3)	0.27%	0.23%	0.22%	0.38%	0.33%

Nonperforming loans at fair value (4)
Unguaranteed	$6,678	$2,736	$3,615	$4,451	$4,791
Guaranteed	38,212	25,169	27,895	30,850	33,471
Total	44,890	27,905	31,510	35,301	38,262
Unguaranteed nonperforming fair value loans to loans held for investment (4)	1.35%	0.53%	0.68%	0.74%	0.74%
Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	12.46%	13.16%	13.14%	12.10%	12.38%
Tier 1 leverage capital (to average assets)	9.26	9.49	9.44	8.87	8.87

Notes to Quarterly Selected Financial Data
(1)See accompanying GAAP to Non-GAAP Reconciliation.
(2)Quarterly net charge-offs as a percentage of quarterly average loans and leases held for investment, annualized.
(3)Loans and leases at historical cost only (excludes loans measured at fair value).
(4)Loans accounted for under the fair value option only (excludes loans and leases carried at historical cost).

Live Oak Bancshares, Inc.
Quarterly Average Balances and Net Interest Margin
(Dollars in thousands)

	Three Months Ended December 31, 2022			Three Months Ended September 30, 2022
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Interest-earning balances in other banks	$138,819	$1,063	3.04%	$225,959	$1,375	2.41%
Federal funds sold	160,944	1,521	3.75	187,014	1,073	2.28
Investment securities	1,128,105	6,716	2.36	1,040,076	5,506	2.10
Loans held for sale	573,280	11,635	8.05	1,000,912	16,156	6.40
Loans and leases held for investment(1)	7,066,106	115,675	6.49	6,208,447	91,724	5.86
Total interest-earning assets	9,067,254	136,610	5.98	8,662,408	115,834	5.31
Less: Allowance for credit losses on loans and leases	(77,977)			(65,511)
Noninterest-earning assets	476,204			598,220
Total assets	$9,465,481			$9,195,117
Interest-bearing liabilities:
Savings	$4,096,034	$28,587	2.77%	$4,009,928	$16,775	1.66%
Money market accounts	117,843	121	0.41	100,074	72	0.29
Certificates of deposit	4,143,894	21,649	2.07	3,978,793	14,706	1.47
Total deposits	8,357,771	50,357	2.39	8,088,795	31,553	1.55
Borrowings	36,264	351	3.84	63,207	395	2.48
Total interest-bearing liabilities	8,394,035	50,708	2.40	8,152,002	31,948	1.55
Noninterest-bearing deposits	182,727			133,676
Noninterest-bearing liabilities	69,814			84,597
Shareholders' equity	818,905			824,842
Total liabilities and shareholders' equity	$9,465,481			$9,195,117
Net interest income and interest rate spread		$85,902	3.58%		$83,886	3.76%
Net interest margin			3.76			3.84
Ratio of average interest-earning assets to average interest-bearing liabilities			108.02%			106.26%
(1)Average loan and lease balances include non-accruing loans and leases.

Live Oak Bancshares, Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands)

	As of and for the three months ended
	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021
Total shareholders’ equity	$811,033	$802,168	$791,662	$713,327	$715,133
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	1,873	1,912	1,950	1,988	2,026
Tangible shareholders’ equity (a)	$807,363	$798,459	$787,915	$709,542	$711,310
Shares outstanding (c)	44,061,244	43,981,350	43,854,011	43,787,660	43,619,070
Total assets	$9,855,498	$9,314,650	$9,120,897	$8,619,966	$8,213,393
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	1,873	1,912	1,950	1,988	2,026
Tangible assets (b)	$9,851,828	$9,310,941	$9,117,150	$8,616,181	$8,209,570
Tangible shareholders’ equity to tangible assets (a/b)	8.20%	8.58%	8.64%	8.23%	8.66%
Tangible book value per share (a/c)	$18.32	$18.15	$17.97	$16.20	$16.31
Efficiency ratio:
Noninterest expense (d)	$84,585	$83,048	$80,879	$65,714	$59,698
Net interest income	85,902	83,886	79,934	77,779	77,638
Noninterest income	19,071	57,724	128,529	32,668	33,756
Total revenue (e)	$104,973	$141,610	$208,463	$110,447	$111,394
Efficiency ratio (d/e)	80.58%	58.65%	38.80%	59.50%	53.59%
This press release presents the non-GAAP financial measures. The adjustments to reconcile from the non-GAAP financial measures to the applicable GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.